EXHIBIT 99.1

Anika Reports Third Quarter 2023 Financial Results and Raises Full-Year 2023 Financial Guidance on Growing Momentum Across the Business

Revenue Growth Exceeded Expectations in the Third Quarter and Year-To-Date, with Joint Preservation and Restoration up 14% and 10% and OA Pain Management up 2% and 11%, Respectively

RevoMotion™ Reverse Shoulder Arthroplasty System Fully Launched at OSET Annual Meeting with Positive Surgeon Feedback

Integrity™ Implant System, a Regenerative Hyaluronic Acid (HA)-Based Patch System for Augmentation of Rotator Cuff Repairs, and X-Twist™ Biocomposite Fixation System Both Cleared by the FDA; On-Track to Launch in Q1-2024

BEDFORD, Mass., Nov. 02, 2023 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Financial Summary

  Revenue in the third quarter of 2023 was $41.5 million, up 3% compared to $40.3 million in the third quarter of 2022.
    OA Pain Management1 revenue of $24.9 million, up 2%
    Joint Preservation and Restoration revenue of $13.5 million, up 14%
    Non-Orthopedic1 revenue of $3.1 million, down 22%
  Gross margin was 60%, including $1.6 million of non-cash acquisition-related intangible asset amortization and $0.7 million of product rationalization charges; Adjusted gross margin2 was 66%.
  Net loss was ($6.6) million, or ($0.45) per share, which includes a $4.2 million, or $0.29 per share, net of tax charge for the discontinuation of a software development project, compared to net loss of ($4.2) million, or ($0.29) per share, in the prior year period. Adjusted net income2 was breakeven, or $0.00 per diluted share, compared to adjusted net loss2 of ($0.7) million, or ($0.05) per share, in the third quarter of 2022.
  Adjusted EBITDA2 was $4.7 million, compared to $4.1 million in the third quarter of 2022.
  Cash from operations was $6.5 million; ending cash balance was $70.7 million.

1 Revenue from veterinary products historically reported in OA Pain Management is now reported in the Non-Orthopedic product family to provide investors a more accurate representation of the performance of Anika’s business.
2 See description of non-GAAP financial information contained in this release.

“We are very pleased with our strong third quarter results, which underscore the strength of our strategy and the power of the growth engine we have created,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “We delivered 14% growth in Joint Preservation and Restoration and higher-than-expected growth in OA Pain Management, which has grown 11% year-to-date. In the third quarter, we also continued to advance our product pipeline across Joint Preservation and Restoration, successfully completed the full market launch of our RevoMotion Reverse Shoulder System, received FDA clearance for both our new HA-based regenerative rotator cuff patch, the Integrity Implant System, and the biocomposite version of our X-Twist Fixation System, with launches on track for the first quarter of 2024. Each of these milestones position Anika to accelerate Joint Preservation and Restoration growth in 2024, as we continue to focus on commercial execution and actively managing our costs to drive improved profitability.”

Recent Business Highlights

  Building a Best-in-Class Portfolio of Joint Preservation and Restoration Solutions
    Successful full market release of RevoMotion™ Reverse Shoulder Arthroplasty System at 2023 Orthopeadic Summit: Evolving Technologies (OSET) Annual meeting, expanding Anika’s shoulder arthroplasty portfolio into the more than $1 billion U.S. reverse shoulder market.
    Integrity Implant System, Anika’s HA-based regenerative rotator cuff patch system, and biocomposite version of X-Twist Fixation System both received final FDA clearance and are on-track for launch in the first quarter of 2024.
    Expanding medical education nationally with more than 500 U.S. surgeons trained in 2023 on the safe and effective use of Anika’s full Joint Preservation and Restoration product portfolio.
  Increasing Leadership in OA Pain Management
    Increasing #1 U.S. market share position in OA Pain Management with single-injection Monovisc® and multi-injection Orthovisc®.
    Cingal®, Anika’s next generation non-opioid single-injection HA-based osteoarthritis pain product, maintains consistent double-digit growth outside the U.S.
    Anika is awaiting FDA feedback on proposed non-clinical next steps regarding Cingal U.S. regulatory approval following a type-C meeting with the FDA in early 2023 and its success in meeting its latest Phase III Pivotal primary endpoint in the fall of 2022.
    Continuing to explore commercial partnerships for Cingal in the U.S. and select Asian markets.

Fiscal 2023 Revenue Outlook
The Company has raised its overall revenue outlook for fiscal year 2023 to between $164 million and $166 million, representing growth of 5% to 6% compared to 2022, up from its previous range of $159.5 million to $163 million.

Revenue ranges by product family are:

  OA Pain Management* of $99.75-$101 million, up 8% to 10%
  Joint Preservation and Restoration of $54.75-$55.5 million, up 9% to 10%
  Non-Orthopedic* of approximately $9.5 million, down ~30%

* Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. The Company’s growth outlook reflects this reclassification for both 2023 and 2022.

Conference Call Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, November 2, 2023, at 5:30 pm ET. The conference call can be accessed by dialing 1-844-826-3035 (toll-free domestic) or 1-412-317-5195 (international) and providing the conference ID number 10182980. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, INTEGRITY, MONOVISC, ORTHOVISC, REVOMOTION, X-TWIST, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment, non-cash product rationalization charges and charges related to discontinuation of a software project.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, non-cash product rationalization charges and charges related to discontinuation of a software project. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, non-cash product rationalization charges and charges related to discontinuation of a software development project.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in the sub-headings, Dr. Blanchard’s quote, and Recent Business Highlights about the timing of the launch of Integrity and X-Twist biocomposite, the statements in Dr. Blanchard’s quote about the anticipated growth of Joint Preservation and Restoration in 2024, and the statements made in the section titled Fiscal 2023 Revenue Outlook. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the NIne Months Ended September 30,
	2023	2022	2023	2022
Revenue	$41,465	$40,264	$123,691	$116,614
Cost of Revenue	16,521	17,485	46,932	47,169
Gross Profit	24,944	22,779	76,759	69,445

Operating expenses:
Research and development	7,791	7,301	25,105	20,433
Selling, general and administrative	24,827	21,276	75,512	61,745
Total operating expenses	32,618	28,577	100,617	82,178
Loss from operations	(7,674)	(5,798)	(23,858)	(12,733)
Interest and other income (expense), net	635	436	1,735	378
Loss before income taxes	(7,039)	(5,362)	(22,123)	(12,355)
Benefit from income taxes	(463)	(1,187)	(2,456)	(2,404)
Net loss	$(6,576)	$(4,175)	$(19,667)	$(9,951)

Net loss per share:
Basic	$(0.45)	$(0.29)	$(1.34)	$(0.68)
Diluted	$(0.45)	$(0.29)	$(1.34)	$(0.68)

Weighted average common shares outstanding:
Basic	14,635	14,603	14,659	14,542
Diluted	14,635	14,603	14,659	14,542

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$70,651	$86,327
Accounts receivable, net	34,682	34,627
Inventories, net	43,724	39,765
Prepaid expenses and other current assets	7,721	8,828
Total current assets	156,778	169,547
Property and equipment, net	45,937	48,279
Right-of-use assets	29,053	30,696
Other long-term assets	18,951	17,219
Deferred tax assets	1,424	1,449
Intangible assets, net	68,762	74,599
Goodwill	7,253	7,339
Total assets	$328,158	$349,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,251	$9,074
Accrued expenses and other current liabilities	19,813	18,840
Total current liabilities	28,064	27,914
Other long-term liabilities	400	398
Deferred tax liability	1,955	6,436
Lease liabilities	27,253	28,817

Stockholders' equity:
Common stock, $0.01 par value	146	146
Additional paid-in-capital	85,852	81,141
Accumulated other comprehensive loss	(6,564)	(6,443)
Retained earnings	191,052	210,719
Total stockholders' equity	270,486	285,563
Total liabilities and stockholders' equity	$328,158	$349,128

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Gross Profit	$24,944	$22,779	$76,759	$69,445
Product rationalization related charges	748	2,636	748	2,636
Acquisition related intangible asset amortization	1,561	1,562	4,684	4,686
Adjusted Gross Profit	$27,253	$26,977	$82,191	$76,767

Unadjusted Gross Margin	60%	57%	62%	60%
Adjusted Gross Margin	66%	67%	66%	66%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Net loss	$(6,576)	$(4,175)	$(19,667)	$(9,951)
Interest and other (income) expense, net	(635)	(436)	(1,735)	(378)
Benefit from income taxes	(463)	(1,187)	(2,456)	(2,404)
Depreciation and amortization	1,755	1,549	5,282	4,980
Stock-based compensation	3,561	3,876	11,428	10,502
Product rationalization	748	2,636	748	2,636
Arbitration settlement	-	-	3,250	-
Acquisition related intangible asset amortization	1,787	1,787	5,361	5,361
Discontinuation of software development project	4,473	-	4,473	-
Costs of shareholder activism	-	-	3,033	-
Adjusted EBITDA	$4,650	$4,050	$9,717	$10,746

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Net loss	$(6,576)	$(4,175)	$(19,667)	$(9,951)
Product rationalization, tax effected	699	2,056	665	1,947
Arbitration settlement, tax effected	-	-	2,889	-
Acquisition related intangible asset amortization, tax effected	1,669	1,394	4,766	3,960
Discontinuation of software development project, tax effected	4,179	-	3,976	-
Costs of shareholder activism, tax effected	-	-	2,696	-
Adjusted net income (loss)	$(29)	$(725)	$(4,674)	$(4,044)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Diluted net loss per share	$(0.45)	$(0.29)	$(1.34)	$(0.68)
Product rationalization, tax effected	0.05	0.14	0.05	0.13
Arbitration settlement, tax effected	-	-	0.20	-
Acquisition related intangible asset amortization, tax effected	0.11	0.10	0.33	0.27
Discontinuation of software development project, tax effected	0.29	-	0.27	-
Costs of shareholder activism, tax effected	-	-	0.19	-
Adjusted diluted net income (loss) per share	$0.00	$(0.05)	$(0.32)	$(0.28)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended Sep 30,				For the Nine Months Ended Sep 30,
	2023	2022	$ change	% change	2023	2022	$ change	% change
OA Pain Management	$24,888	$24,476	$412	2%	$76,855	$69,533	$7,322	11%
Joint Preservation and Restoration	13,470	11,821	1,649	14%	39,583	36,055	3,528	10%
Non-Orthopedic	3,107	3,967	(860)	-22%	7,253	11,026	(3,773)	-34%
Revenue	$41,465	$40,264	$1,201	3%	$123,691	$116,614	$7,077	6%

Note: Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. Revenue from product sales to veterinary customers amounted to $1.6 million and $1.2 million for the three months ended September 30, 2023 and 2022, respectively, and $3.1 million and $4.6 million for the nine months ended September 30, 2023 and 2022 respectively, and are included within the Non-Orthopedic product family for all periods presented.